STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement"), is entered into effective as of September 1, 1998, among INTERNATIONAL FIBERCOM, INC., an Arizona corporation ("IFC"), DIVERSITEC, INC., a Virginia corporation (the "Company"), and the parties set forth on Exhibit A, who are all of the holders of capital stock of the Company (the "Selling Shareholders").

                                R E C I T A L S :

         WHEREAS, the Company is in the business of purchasing, selling and otherwise dealing in telecommunications products;

         WHEREAS, IFC desires to purchase all of the issued and outstanding shares of capital stock of the Company owned by the Selling Shareholders on the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, IFC, the Company and the Selling Shareholders hereby agree as follows:

                               C O V E N A N T S :

         1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, on the Closing Date, as defined in Paragraph 3, "Closing Date," the Selling Shareholders shall sell, convey, transfer and assign to IFC and IFC shall purchase from the Selling Shareholders, 533 shares of Common Stock of the Company ("Company Shares") representing all of the issued and outstanding capital stock of the Company. The certificates represented by the Company Shares shall be endorsed in blank, or accompanied by stock powers duly executed in blank, by each Selling Shareholder transferring all of the Company Shares owned by such Selling Shareholder. Each Selling Shareholder agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Company Shares owned by such Selling Shareholder or with respect to the stock power accompanying any such certificates at any time subsequent to the closing of the transaction. All of the Exhibits and Schedules referred to in this Agreement are made a part of the Agreement by this reference.

         2. EXCHANGE OF IFC SHARES FOR THE COMPANY SHARES.

                  2.1 EXCHANGE. IFC will acquire the Company Shares in exchange for One Million Seven Hundred Fifty-Two Thousand (1,752,000) restricted shares of voting Common Stock, no par value, of IFC (the "IFC Shares").

                  2.2 REGISTRATION. Concurrently herewith the parties have executed a Registration Right Agreement in the form attached as Exhibit G. Pursuant to the demand of the Selling

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Shareholders  under  the  Registration   Rights  Agreement,   IFC  will  file  a
Registration Statement covering such Shares on or before November 18, 1998, subject to the terms and conditions of such Registration Rights Agreement.

                  2.3 FINANCIAL STATEMENTS AND INCOME TAX RETURNS. The parties contemplate that (i) after the Closing Date, as defined below, IFC will own Five Hundred Thirty-three (533) Company Shares, which is one hundred percent (100%) of the issued and outstanding capital stock of the Company and (ii) the Company, as a new subsidiary of IFC's consolidated group, will include its financial results in IFC's consolidated financial statements covering the periods after joining IFC's consolidated group. The transaction contemplated by this Agreement shall be structured to qualify for pooling of interests accounting treatment.

         3. CLOSING DATE.

                  3.1 The closing under this Agreement shall take place at the offices of Streich Lang, P.A., Renaissance One, Two North Central, Phoenix, Arizona 85004-2391 on a date ("Closing Date") as soon as practicable after:

                    3.1.1 Execution of this Agreement;

                    3.1.2 Consent of the Selling Shareholders and the Company to the transactions contemplated in this Agreement;

                    3.1.3   Completion  of  the  due   diligence   investigation
contemplated under Paragraph 6, "Due Diligence Inspection; Covenants";

                    3.1.4 Satisfaction of all conditions to closing set forth in Paragraph 7, "Conditions Precedent to Obligations of IFC," and Paragraph 8,
"Conditions Precedent to the Obligations of the Company and the Selling Shareholders"; and

                    3.1.5 Receipt by IFC of any required approvals under Arizona and Virginia corporate law and any other required regulatory approvals.

                  3.2 The Closing Date shall be no later than forty-five (45) days after delivery of the unaudited financial statements of the Company for the fiscal years ended December 31, 1996 and December 31, 1997, and the unaudited financial statements for the period through July 31, 1998, which are attached hereto as Exhibits B, C and D ("Financial Statements"), respectively, or September 1, 1998, whichever comes first, provided that IFC may extend the Closing Date for an additional sixty (60) days upon written notice to the Company and the Selling Shareholders. Any further extension of the Closing Date may be made only with the written consent of IFC, the Company and the Selling Shareholders.
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         4.  REPRESENTATIONS  AND  WARRANTIES  OF THE  COMPANY  AND THE  SELLING
SHAREHOLDERS. The Selling Shareholders and the Company represent and warrant to IFC that:

                  4.1 VALIDITY OF AGREEMENT. This Agreement is valid and binding upon the Selling Shareholders and the Company and neither the execution nor delivery of this Agreement by such parties nor the performance by such parties of any of their covenants or obligations hereunder will constitute a material default under any contract, agreement or obligation to which any of them is a party or by which they or any of their respective properties are bound. This Agreement is enforceable severally against the Company and the Selling
Shareholders in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

                  4.2 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia. The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. The Company is duly qualified to transact business in the Commonwealth of Virginia and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.

                  4.3 TITLE. Each Selling Shareholder has full right and title to the Company Shares to be exchanged by such Selling Shareholder and such Company Shares constitute all the Company Shares which each Selling Shareholder, directly or indirectly, owns or has any right to acquire. Each Selling Shareholder holds his or its Company Shares free and clear of all liens, encumbrances, restrictions and claims of every kind. Each Selling Shareholder has the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Company Shares so owned by him or it pursuant to this Agreement and the delivery to IFC of the Company Shares pursuant to the provisions of this Agreement will transfer to IFC valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as set forth on Schedule 4.3 hereto there are no, and as of the Closing Date there will be no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase or sale of any Company Shares by any Selling Shareholder.

                  4.4 EXCLUSIVE DEALING. The Selling Shareholders are not engaged in any discussions or negotiations for the purchase or sale of any Company Shares except those discussions with the Company which are embodied in this Agreement. Neither the Company nor the Selling Shareholders is or are engaged in any discussions or negotiations for the sale of any Company Shares or Company Shares held in the treasury, except those discussions with the Company which are embodied in this Agreement.

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                  4.5  CAPITALIZATION.  The  authorized  capital  stock  of  the
Company consists solely of five thousand shares of Common Stock, no par value per share. The 533 Company Shares shown as outstanding on the Financial Statements constitute the only outstanding shares of the capital stock of the Company of any nature whatsoever, voting and non-voting. The Company Shares
owned  by  the  Selling   Shareholders  are  validly  issued,   fully  paid  and
non-assessable and, except as set forth on Schedule 4.5 are not, and as of the Closing Date will not be subject to any agreements understandings liens or encumbrances restricting transfer or any other restriction preventing transfer to IFC. All Company Shares are required to be certificated, and the Company has executed and delivered no certificates for shares in excess of the number of Company Shares set forth in Paragraph 1. Except as set forth on Schedule 4.5, there are, and as of the Closing Date there will be, no outstanding options,
warrants,  rights,  calls,  commitments,   conversion  rights,  plans  or  other
agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury. There are no treasury shares.

                  4.6 NO SUBSIDIARIES. The Company has no subsidiaries and does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

                  4.7 OWNERSHIP AND AUTHORITY. The execution, delivery and performance of this Agreement by the Company has been duly authorized by its Board of Directors and all other required corporate approvals have been obtained. Assuming that this Agreement has been duly executed and delivered by IFC, this Agreement is valid and binding upon the Company, and is enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. The execution, delivery and performance of this Agreement by the Company will not result in the violation or breach of any term or provision of charter instruments applicable to the Company or except as set forth in Schedule 4.7, constitute a material default under any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which the Company or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by the Company.

                  4.8 LIABILITIES AND OBLIGATIONS. Except to the extent set forth in the Financial Statements and in Schedule 4.8, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) secured by a pledge or a lien on any of its assets.

                  4.9 FINANCIAL STATEMENTS. The Financial Statements for the periods ended December 31, 1996, December 31, 1997, and July 31, 1998 were prepared by management and are unaudited but were prepared in conformity with generally accepted accounting principles consistently applied, are true, complete and correct and fairly and accurately present the financial condition and assets and liabilities or the results of operation of the Company as of the date thereof and for the periods indicated (including but not limited to the inclusion of all necessary adjustments). Except as set forth in Schedule 4.9, there has not been any change between the date of the Financial

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Statements and the date of this Agreement, and there will not be any such change in the Financial Statements between the date of this Agreement and the Closing Date, which has had or will have a material adverse effect on the financial position or results of operations of the Company. Except as and to the extent reflected or reserved against in such Financial Statements, or otherwise expressly disclosed therein, the Company has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Financial
Statements  in  accordance  with  generally   accepted   accounting   principles
consistently applied.

                  4.10 ABSENCE OF CERTAIN CHANGES. During the period from December 31, 1997 through and including the date this Agreement is signed and delivered, the Company has not:

                    4.10.1 Except as set forth in Schedule 4.10.1, suffered any material adverse change affecting its assets, liabilities, financial condition or business;

                    4.10.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents except as set forth on Schedule 4.10.2 of the Disclosure Schedule, whether direct or indirect;

                    4.10.3 Except as reflected in the Financial Statements or set forth in Schedule 4.10.3, paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

                    4.10.4 Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of the Company, except as set forth on Schedule 4.10.4;

                    4.10.5 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

                    4.10.6  Sold,   assigned  or   transferred   any   formulas,
inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

                    4.10.7 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

                    4.10.8 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $25,000, except in the ordinary course of business and consistent with its past practices;

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
                    4.10.9 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

                    4.10.10 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

                    4.10.11 Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

                  4.11 TAXES. The Company (and any predecessor corporation or partnership as to which either of them is the transferee or successor) has timely filed, or has timely secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing Date; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and except as set forth in Schedule 4.11.1 of the Disclosure Schedule, has paid, or accrued and reserved for, all taxes, penalties and interest due or required to be paid pursuant to the returns as filed, or as adjusted including any adjustments or corrections pursuant to amendment or correction. The Company has made available to IFC copies of all federal and state income and sales tax returns filed, FICA and state income taxes withholding returns filed and evidence of payment of such taxes. The Selling Shareholders have (i) paid or will pay by the Closing Date any property taxes owed with respect to any real or personal property through the Closing Date; and (ii) no knowledge of any deficiency or assertion of any deficiency relating to property taxes on such assets. No examination, audit, or inquiry of any tax return, federal, state or otherwise of the Company is currently in progress and neither the Company nor the Selling Shareholders have received notice of intent to commence any inquiry, audit or examination of any tax return from any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company. The Company is a subchapter S corporation and at all times since its formation has maintained such status, and has not taken any actions which have resulted or could result in the termination of such status.

                  4.12 TITLE TO PROPERTIES AND ASSETS. The Company presently leases real property from which it conducts its business and owns or leases certain personal property. The Company has good and marketable title to all personal property reflected on its books and records as owned or leased by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature, except as set forth on Schedule 4.12. The Company does not own any real property. To the extent set forth in Schedule 7.5, security interests, liens, encumbrances, mortgages or charges shall be discharged in full on or before the Closing Date and evidenced by UCC Releases delivered by the Company on the Closing Date. Such

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improved  real  property or  tangible  personal  property  is in good  operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

                  4.13 ACCOUNTS RECEIVABLE. The amount of all accounts receivable, unbilled invoices and other debts due as recorded in the records and books of account of the Company as being due to the Company as of the Closing Date (less the amount of any provision or reserve therefor made in the records and books of account of the Company) will be good and collectible in full in the ordinary course of business and in any event not later than ninety (90) days after the Closing Date; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There have been no material adverse changes since July 31, 1998 in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Financial Statements.

                  4.14 MATERIAL CONTRACTS. Set forth in Schedule 4.14 is a complete list of all material contracts to which the Company is a party. All such contracts listed on and attached to Schedule 4.14 are valid, enforceable against the Company and accurate and complete copies of such material contracts (or, with the consent of IFC, forms thereof) as have been requested by IFC have been provided to IFC. Except as disclosed in Schedule 4.14, neither the Company nor, to the best of Company's and the Selling Shareholders' knowledge, any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material contracts nor is there any requirement for any of such material contracts to be novated or to have the consent of the other contracting party in order for any such material contracts to be valid, effective and enforceable by the Company after the Closing Date as it was immediately prior thereto.

                  4.15 INTELLECTUAL PROPERTIES. Except as set forth on Schedule 4.15, the Company has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by the Company in the operation of its business (collectively, the "Intellectual Property"). No Intellectual Property other than as set forth on Schedule 4.15 is required or used in the operation of the business of the Company. There are no pending or, to the best of the Company's and the Selling Shareholders' knowledge, threatened claims of infringement upon the rights to any intellectual property of others or, except as set forth on
Schedule 4.15, any agreement undertakings with respect to any such rights. To the best of the knowledge of the Company and the Selling Shareholders, after reasonable inquiry, all of the software used by the Company is Year 2000 compliant, and will continue to perform in accordance with its specifications and will be able to accurately process and manipulate date data before, on and subsequent to January 1, 2000.

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                  4.16 [INTENTIONALLY OMITTED]

                  4.17 LITIGATION. Except as described in Section 4.17 of the Disclosure Schedule, there are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, to the best of the Company's and the Selling Shareholders= knowledge, threatened, and there are no investigations pending or, to the best of the Company's and the Selling Shareholders' knowledge, threatened against the Company, which relate to and could have a material adverse effect on the properties, business, assets or financial condition of the Company or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of the Selling Shareholders or the Company to perform their respective obligations under this Agreement or to carry out the transactions contemplated by this Agreement or otherwise affecting the Shares.

                  4.18 FINDERS. Except as set forth in Section 9.5 hereof, the Company and the Selling Shareholders owe no fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of the Company or the Selling Shareholders in connection with this Agreement or the transactions contemplated hereby.

                  4.19 EMPLOYEES. Schedule 4.19 of the Disclosure Schedule sets forth the name and current monthly salary and any accrued benefit for each employee of the Company, and there will be no changes in the monthly salary set forth on Schedule 4.19 or the basis by which accrued benefits are calculated through the Closing Date. Except as set forth on Schedule 4.19, the Company has no employment agreements, written or oral with any of its employees. Except as set forth on Schedule 4.19, the Company does not currently use the services of nor has it at any time engaged any independent contractor.

                  4.20  ABSENCE OF PENSION  LIABILITY.  Except as  described  on
Schedule 4.20, the Company has no liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees. The consummation of the transactions contemplated by this Agreement will not entitle any employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Exhibits, or accelerate the time of payment or increase the amount of compensation due to any such employee. Except as described on Schedule 4.20, the Company does not presently have nor has it ever had any employee benefit plans and has no announced plan or legally binding commitment to create any employee benefit plans.

                  4.21 COMPLIANCE WITH LAWS. The Company has conducted and is continuing to conduct its business in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances,

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noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The
execution,   delivery  and   performance   of  this  Agreement  by  the  Selling
Shareholders and the Company and the consummation by the Selling Shareholders and the Company of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Company to be created thereunder. To the best of the Company's and the Selling Shareholders= knowledge there are no proposed changes in any applicable Virginia or Virginia local statutes, orders, rules and regulations promulgated by Virginia or Virginia local governmental authorities that would cause any representation or warranty contained in this Paragraph 4.21 to be untrue in any material respect or have a material adverse effect on its operations, conduct of business or use of properties.

                  4.22 FILINGS. The Company and the Selling Shareholders have made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

                  4.23 CERTAIN ACTIVITIES. The Company has not, directly or indirectly, engaged in or been a party to any of the following activities:

                    4.23.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

                    4.23.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

                    4.23.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

                    4.23.4 Receiving or disbursing  monies, the actual nature of
which  has  been  improperly  disguised  or  intentionally   misrecorded  on  or
improperly omitted from the corporate books of account;

                    4.23.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

                    4.23.6 Paying or reimbursing (including gifts) personnel of the Company for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Paragraphs 4.23.1 through 4.23.5 above;

                    4.23.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

                    4.23.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

                  4.24 EMPLOYMENT RELATIONS. The Company is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving the Company; no labor representation question exists respecting the employees of the Company; no grievance which might have an adverse effect upon the Company or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by the Company; and the Company has not experienced any material labor difficulty during the last three (3) years.

                  4.25 INSURANCE COVERAGE. The policies of fire, liability or other forms of insurance of the Company are described in Schedule 4.25 of the Disclosure Schedule. The Company has complied with the terms and provisions of such policies including, without limitation, all riders and amendments thereto. Such insurance is adequate and the Company will keep all current insurance policies in effect through the Closing. The Company has not been refused any insurance by an insurance carrier to which it has applied for insurance.

                  4.26 CHARTER AND BY-LAWS. The Company has heretofore delivered to IFC true, accurate and complete copies of the Articles of Incorporation and By-Laws of the Company, together with all amendments to each of the same as of the date hereof.

                  4.27 CORPORATE MINUTES. The minute books of the Company provided to IFC at the Closing are the correct and only such minute books and do and will contain complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing Date. The stock records of the Company delivered to IFC at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of the Company. The Company does not have any of its records or information recorded, stored, maintained or held off the premises of the Company.

                  4.28 DEFAULT ON INDEBTEDNESS. The Company is not in default under any evidence of indebtedness for borrowed money.

                  4.29 INDEBTEDNESS. Except as described in Schedule 4.29 of the Disclosure Schedule, the Selling Shareholders and any corporation or entity with which they are affiliated are not indebted to the Company, and the Company has no indebtedness or liability to the Selling Shareholders or any corporation or entity with which they are affiliated.

                  4.30 AGREEMENTS, JUDGMENT AND DECREES AFFECTING THE COMPANY AND THE SELLING SHAREHOLDERS. The Company and the Selling Shareholders jointly and severally represent and warrant that the Selling Shareholders and the Company are not subject to any agreement, judgment or decree adversely affecting their or its ability to enter into this Agreement, to consummate the transactions contemplated herein. The Company and the Selling Shareholders further represent and warrant that to the best of their knowledge there are no laws or regulations prohibiting the consummation by the Company or the Selling Shareholders of the transactions contemplated by this Agreement.

                  4.31   GOVERNMENTAL   APPROVALS.   No  consent,   approval  or
authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Selling Shareholders or the Company.

                  4.32 INVESTMENT INTENT. The Selling Shareholders are taking the IFC Shares for their own account and for investment, with no present intention of dividing their interest with others or of reselling or otherwise disposing of all or any portion of the IFC Shares. The Selling Shareholders do not intend to sell the IFC Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. The Selling Shareholders have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the IFC Shares. The Selling Shareholders are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the IFC Shares. The Selling Shareholders possess the experience in the business in which IFC is involved necessary to make an informed decision to acquire the IFC Shares and the Selling Shareholders have the financial means to bear the economic risk of the investment in the IFC Shares as of the Closing Date. The Selling Shareholders have received and read IFC's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Quarterly Reports on Form 10-QSB for the three and six months ended March 31, 1998 and June 30, 1998, respectively; the Proxy Statement for its 1998 Annual Meeting of Shareholders; and any additional information they have requested. The Selling

Shareholders have had the opportunity to ask questions of the directors and officers of IFC concerning IFC.

                  4.33 LICENSES, PERMITS AND REQUIRED CONSENTS. The Company has all required franchises, tariffs, licenses, certifications, approvals, authorizations and permits ("Authorizations") necessary to the conduct of its business as currently conducted. A list of such Authorizations is set forth on
Schedule 4.33 attached hereto, true, correct and complete copies of which have previously been delivered to IFC. All Authorizations relating to the business of the Company are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

                  4.34 INVENTORY. All of the inventory reflected on the Financial Statements and all such inventory acquired or produced since such date is and will be valued at the lower of cost or market with appropriate markdowns for obsolete or slow moving inventory. All finished goods and all work in process are and will be free of defect, useable in the ordinary course of business of the Company, as of the Closing, shall be saleable at market prices in the ordinary course of business.

                  4.35 VENDORS AND CUSTOMERS. Set further on Schedule 4.35 hereto is a list of all customers of and vendors to the Company that accounted for over ten percent (10%) of the total sales and purchases, respectively, of the Company during the calendar year 1997. As of the date hereof, neither the Company nor any of the Selling Shareholders have received any notice, written or oral, that lead them to believe that there is a substantial probability that any of the vendors or customers set forth the Schedule 4.35 hereto will terminate its business relationship with the Company.

                  4.36 HART-SCOTT-RODINO MATTERS. For purposes of, and as defined or provided in, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the Company is an "ultimate parent entity" and a "person" which includes no other "entities".

                  4.37  COMPLETENESS  OF  REPRESENTATIONS  AND  SCHEDULES.   The
Disclosure Schedule, where applicable to the Selling Shareholders and the Company, completely and correctly presents in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the Company and the Selling Shareholders at the Closing, the Disclosure Schedule and the representations and warranties contained in this Paragraph 4, and the documents and written information pertaining to the Company furnished to IFC or its agents by or on behalf of the Selling Shareholders or the Company, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made by the Company or the Selling Shareholders in this Agreement, or such certificates, Disclosure Schedule, documents or written information, in light of the circumstances under which they were made, not misleading.

                  4.38 RESIDENCE. Each of the Selling Shareholders represents and warrants to IFC that Virginia is not a community property state and such Selling Shareholder and his spouse are residents of the Commonwealth of Virginia.

         5. REPRESENTATIONS AND WARRANTIES OF IFC. IFC represents and warrants to the Selling Shareholders and the Company that:

                  5.1 ORGANIZATION AND GOOD STANDING.

                    5.1.1 IFC is a corporation duly organized and existing in good standing under the laws of the State of Arizona. IFC has full corporate power and authority to carry on its business as now conducted. IFC is duly qualified to transact business in the state of Arizona and in all states and jurisdictions in which the business or ownership of the Company's properties or assets makes it necessary so to qualify (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

                    5.1.2 IFC is a publicly held company and is a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is S-3 eligible and satisfies the informational reporting requirements under Rule 144 promulgated under the Securities Act. IFC has filed all the material required to be filed under the Exchange Act for a period of twelve (12) months preceding the date hereof and such reports are true, correct and complete in all material respects and comply as to form with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  5.2 CAPACITY. IFC represents and warrants to the Company and the Selling Shareholders that IFC has read and understands this Agreement, has consulted legal and accounting representatives to the extent deemed necessary and has the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party.

                  5.3 FINDERS. No agent, broker, person or firm acting on behalf of IFC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

                  5.4 AUTHORITY AND CONSENT. The execution, delivery and performance of this Agreement by IFC have been duly authorized by its Board of Directors. This Agreement is valid and binding upon IFC, and is enforceable against IFC in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors= rights generally.

                  5.5 VALIDITY OF AGREEMENT. Neither the execution nor the delivery of this Agreement by IFC, nor the performance by IFC of any of the covenants or obligations to be performed by IFC hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to IFC, or in any breach of any terms or provisions of either the Articles of Incorporation or Bylaws of IFC, or constitute a default under any indenture, mortgage, deed of trust or other contract to which IFC is a party or by which IFC is bound.

                  5.6 GOVERNMENT APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by IFC.

                  5.7 FINANCIAL STATEMENTS AND PUBLIC REPORTS. The audited consolidated financial statements of IFC for the fiscal years ended December 31, 1997 and 1996, with accompanying notes, all as contained in IFC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and the financial statements contained in IFC's Quarterly Reports on Form 10-QSB for the three and six months ended March 31, 1998 and June 30, 1998, respectively, delivered to the Selling Shareholders, fairly and accurately present, in all material respects, the financial position of IFC at such dates, the results of its operation and changes in its financial position for the periods and years ended on such dates, in conformity with generally accepted accounting principles consistently applied. Such financial statements contain and reflect all necessary adjustments for a fair and accurate presentation of the financial condition as of the date of such statements.

                  5.8 SUBSIDIARIES. IFC currently has seven (7) subsidiaries as of the date of this Agreement: Kleven Construction, Inc., an Arizona corporation ("Kleven"), Concepts in Communication, Inc., a Tennessee corporation
("Concepts"), Trans Sierra Communications, Inc., a California corporation ("Trans Sierra"), Southern Communications Products, Inc., an Arizona corporation ("SCP"), Compass Communications, Inc., a Virginia corporation ("Compass"), General Communications Corp., a Tennessee corporation ("GCC") and United Tech, Inc. ("United"). IFC owns all of the outstanding capital stock of Kleven, Concepts, Trans Sierra, SCP, Compass, GCC and United.

                  5.9 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the officers of IFC at the Closing, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Paragraph 5, and the documents and written information pertaining to IFC furnished to the Company or its agents and the Selling Shareholders by or on behalf of IFC, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

                  5.10 CAPITALIZATION. As of June 30, 1998, the authorized capital stock of IFC consisted of 100,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share. All IFC Shares are required to be certificated. Upon issuance, the IFC Shares will be duly authorized, validly issued, fully paid and non-assessable.

         6.  DUE DILIGENCE INSPECTION AND COVENANTS.

                  6.1 DUE DILIGENCE INSPECTION. During the period after execution of this Agreement and prior to the Closing Date, IFC and its representatives shall have the right to inspect all plant, equipment and operations of the Company, its premises and its financial and other records at reasonable times upon the approval of the Company and the Selling Shareholders, which approval will not be unreasonably withheld. IFC shall also have the right to discuss the affairs of the Company with the Selling Shareholders, managers, customers, prospective customers, employees, suppliers, advertisers, retailers, banking and other financial institutions, lessors and such other parties as IFC deems appropriate, upon reasonable notice of the proposed times and dates thereof. IFC shall complete its preliminary due diligence within thirty (30) days after the execution of this Agreement, and shall complete its comprehensive due diligence within sixty (60) days after execution of this Agreement, provided it has received the cooperation of the Company and Selling Shareholders contemplated in this Paragraph 6.1. The Company and the Selling Shareholders shall likewise have the right, upon the execution of this Agreement, to inspect IFC, its financial and other public records and to discuss the affairs of IFC with appropriate parties upon the same schedule as IFC shall have to complete its preliminary due diligence. IFC, the Company and the Selling Shareholders will cooperate with all reasonable requests by the other party for information and will use their best efforts to secure the cooperation of the foregoing third parties who may reasonably be requested to furnish information to each other.

                  6.2 CONFIDENTIAL INFORMATION. IFC shall keep all confidential information derived from the Selling Shareholders or from the Company relating to the business of the Company confidential pending the Closing of the transaction contemplated by this Agreement. The Company and the Selling Shareholders shall keep all confidential information derived from IFC relating to the business of IFC confidential pending the Closing. No party to this Agreement shall be liable for disclosure of confidential information if such disclosure is required by law or if the disclosure is of information already publicly available. If this Agreement should be terminated pursuant to this Agreement, IFC, the Company and the Selling Shareholders shall return all such confidential information and documents which they have received and agree not to disclose or use such information in any manner which damages the businesses or prospects of the Company or of IFC, as the case may be.

                  6.3   COVENANTS.   Each  of  the   Company   and  the  Selling
Shareholders hereby covenants and agrees as follows:

                    6.3.1 OPERATIONAL CONTINUITY. From the date hereof through the Closing:

                         (a) The  business of the Company  will be  conducted in
                    the usual and ordinary course as theretofore conducted in accordance with sound and prudent business practice;

                         (b) the  Company  has not and will not,  without  IFC's
                    prior written approval: (1) take any action, or permit any event or condition to occur that would materially affect the value of the shares and/or the corporation, its business, or its assets; (2) enter into any material agreement, contract, commitment, or undertaking; (3) alter any existing Agreement or pay or agree to pay any salary, bonus, raise or advances, to any employee or officer except in the ordinary course of business consistent with past practice; (4) increase or decrease materially its level of inventory; (5) dispose of or alter any marketable asset or any material amount of its assets; (6) institute any material litigation, claim, or other proceeding before any court or governmental authority;
                    (7) make any extraordinary capital expenditures or prepay any lease obligations; (8) issue additional shares of the Company's capital stock or grant any options, warrants, or other rights to acquire any such shares; or (9) declare or pay any dividends, distributions or other payments to Company shareholders, direct or indirect, except as set forth in Schedule 6.3.1 hereto, which have been approved by IFC;

                         (c) All books and records (both corporate and financial) of the Company have been and will be maintained completely and accurately without any change in accounting methods or practices except as specifically approved by IFC; and

                         (d) Selling Shareholders and the Company have and shall
                    have maintained, the good will of, and good business relations with, the Company's employees, agents, contractors, suppliers, customers, vendors, and others having business relationships with it, so as to keep such fully available to the Company after Closing.

               6.3.2 CONSENTS TO ASSIGNMENTS. Prior to Closing, the Company and Selling Shareholders will use their best efforts to obtain all necessary consents and any additional consents as may be required to effect the transaction contemplated hereby.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IFC. The obligations of IFC pursuant to this Agreement are, at the option of IFC, subject to the fulfillment to IFC's satisfaction on or before the Closing Date of each of the following conditions:

                  7.1 EXECUTION OF THIS AGREEMENT. The Company and the Selling Shareholders have duly executed and delivered this Agreement to IFC.

                  7.2 REPRESENTATIONS AND WARRANTIES ACCURATE.

               7.2.1 The Company and the Selling Shareholders shall deliver the Disclosure Schedule to this Agreement. IFC shall have fourteen (14) days after its receipt of the Disclosure

Schedule to determine, in its sole discretion, whether or not IFC shall accept the representations and warranties as modified or amplified by the Disclosure Schedule ("Acceptance Date"). If IFC determines that any part of the Disclosure
Schedule  is  unacceptable,   IFC  may  provide  the  Company  and  the  Selling
Shareholders additional time to remedy the matter or may terminate this Agreement in accordance with its provisions.

                    7.2.2 All representations and warranties of the Selling Shareholders and the Company contained in this Agreement shall have been true in all material respects when made on the date of execution of this Agreement, and also, except for such changes as are contemplated by this Agreement, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. The Company and the Selling Shareholders shall furnish IFC with a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer thereof, and by each of the Selling Shareholders, stating the above in such form as IFC may reasonably request. The acceptance of the Purchase Price by the Company and the Selling Shareholders shall constitute an affirmation by the Company and the Selling Shareholders of the truth, as of the Closing Date, of the representations and warranties made by the Company and the Selling Shareholders in this Agreement.

                  7.3 PERFORMANCE OF COMPANY AND SELLING SHAREHOLDERS. The Company and the Selling Shareholders shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them, and the Company and the Selling Shareholders shall deliver a certificate, in form and substance satisfactory to IFC, to that effect, dated the Closing Date, and signed in the manner set forth in Paragraph
7.2.2 above on or before the Closing Date.

                  7.4 TENDER OF COMPANY SHARES. Each of the Selling Shareholders shall deliver to IFC all Company Shares, options, warrants or other rights to acquire Company Shares owned by such Selling Shareholder free and clear of any liens, encumbrances and other obligations.

                  7.5 TITLE. On or prior to the Closing Date, the Company shall deliver to IFC duly executed UCC-3 Termination Statements, as described in Paragraph 4.12 and set forth in Schedule 7.5, or evidence that no liens have been recorded against any of the Company's properties or assets except as set forth in Schedule 4.12.

                  7.6 CONSENT OF MATERIAL CUSTOMERS. Prior to Closing the Company shall have obtained all approvals in connection with the transfer of the Company Shares by the Selling Shareholders to IFC identified on Schedule 7.6 as to material contracts between the Company and any of its principal customers, and such approvals shall have been issued in written form and substance satisfactory to IFC and its counsel or IFC shall have waived such requirements.

                  7.7 OBLIGATIONS TO THIRD PARTIES. There shall be no loans or material obligations outstanding from the Company to any third party, except those reflected in the Financial Statements, set forth in the Disclosure Schedules, or incurred in the ordinary course of business.

                  7.8 OUTSTANDING OBLIGATIONS TO EMPLOYEES. There shall be no outstanding claims or loans of the Company owed to any of its employees or officers provided that IFC shall give notice to the Selling Shareholders and the Company of its approval or withholding of approval of any claim or loans then known to IFC on or before the Closing Date.

                  7.9 EMPLOYMENT AGREEMENTS. As of the Closing Date, the employees identified in Schedule 7.9 of the Disclosure Schedule shall have entered into employment and non-compete agreements with the Company in a form satisfactory to IFC on the terms and conditions and annual salaries set out in
Schedule 7.9, and the remaining Selling Shareholders, if any, shall have entered into non-compete agreements with the Company in a form satisfactory to IFC. The Company shall have received written resignations and releases from the remaining officers and directors of the Company, in a form reasonably acceptable to IFC and its counsel.

                  7.10 OPINION OF COUNSEL. IFC shall have received an opinion of counsel from the Company and the Selling Shareholders in the form set forth in Exhibit E.

                  7.11 LOCK-UP AGREEMENTS. Each Selling Shareholder shall have duly executed and delivered a lock-up agreement, in the form set forth in Exhibit F, relating to the IFC Shares issued to each respective Selling Shareholder under this Agreement.

                  7.12 FINANCIAL AND OTHER CONDITIONS. The Company shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements. The review of the business, premises and operations of the Company and the Financial Statements by IFC at its expense shall not have revealed any matter which, in the sole judgment of IFC, makes the acquisition on the terms herein set forth inadvisable for IFC. There shall be no dividends, distributions, or other payments to Company Shareholders, direct or indirect, except as permitted by Section 6.3.1(b) of this Agreement.

                  7.13 LEGAL PROHIBITION; REGULATORY CONSENTS. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement. Any required governmental or regulatory consents shall have been obtained.

                  7.14 KEY MAN INSURANCE. IFC or the Company shall have been able to obtain key man insurance for each of the persons executing employment agreements with IFC in an amount not less than $250,000 for each individual, with the insurance proceeds payable to IFC.

                  7.15  ESTOPPEL  CERTIFICATES;  LEASE.  Except  as set forth on
Schedule 7.15, all lines of credit, debts, financing arrangements, leases and other contracts of the Company shall be acceptable to IFC, and all approvals set forth in Schedule 7.15 relating to the sale of the Company Shares by the Selling Shareholders, and to effect the transactions contemplated hereby, required by the foregoing instruments and arrangements shall have been obtained by the Closing Date. IFC shall have received estoppel letters in form and substance reasonably acceptable to it from other parties to any Contracts, if and as set forth in Schedule 7.15. IFC or Diversitec shall have concurrently with the Closing entered into a one year lease for the real property located at 14321 Sommerville Court, Midlothian, Virginia 23113, on terms acceptable to IFC and its counsel.

                  7.16 OPINION OF ACCOUNTANTS. IFC shall have received an opinion of its outside accountants to its satisfaction regarding pooling of interests treatment in accordance with Accounting Principles Board Opinion No. 16 and the accounting staff of the Commission shall not have asserted or threatened in writing to assert a determination to the contrary.

                  7.17 NO ADVERSE CHANGE. There shall not have occurred any material adverse change in the assets, business, condition or prospects of the Company.

         8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligations of the Company and the Selling Shareholders under this Agreement are, at the option of the Company or the Selling Shareholders, subject to the fulfillment to the satisfaction of Company and the Selling Shareholders on or before the Closing Date of each of the following conditions:

                  8.1 EXECUTION  AND APPROVAL OF AGREEMENT.  IFC shall have duly
executed  and  delivered   this   Agreement  to  the  Company  and  the  Selling
Shareholders.

                  8.2 PAYMENT. Subject to the terms and conditions hereof, IFC shall have transferred the IFC Shares, in exchange for the Company Shares as described in Paragraph 2, "Exchange of IFC Shares for the Company Shares."

                  8.3 [INTENTIONALLY OMITTED]

                  8.4 REGISTRATION RIGHTS. IFC shall have prepared and duly executed a Registration Rights Agreement, attached hereto as Exhibit G, respecting the IFC Shares to be issued to the Selling Shareholders.

                  8.5   OPINION  OF   COUNSEL.   The  Company  and  the  Selling
Shareholders shall have received an opinion of counsel from IFC in the form set forth in Exhibit H.

                  8.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by IFC in this Agreement or in any document, statement, list or certificate furnished pursuant hereto shall be true and correct when made and shall be true and correct on and as of the Closing Date.

                  8.7 NO ADVERSE CHANGE. There shall not have occurred any material adverse change in the assets, business, condition or prospects of IFC.

         9.  INDEMNIFICATION.

                  9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. The representations and warranties made by the parties in this Agreement and in the certificates delivered at the Closing, and all of the covenants of the parties in this Agreement, shall survive the execution and delivery of this Agreement and the Closing Date and shall expire on the March 15, 2000 (the "Survival Date"). Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief to the party against whom such indemnification or other relief is claimed on or before the Survival Date.

                  9.2 INDEMNIFICATION BY IFC.

                    9.2.1 IFC agrees to indemnify and hold the Selling Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees) incurred by the Selling Shareholders that result from any misrepresentation or breach of the warranties by IFC in Paragraph 5, "Representations and Warranties of IFC," or any breach or nonfulfillment of any agreement or covenant on the part of IFC contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

                    9.2.2 In no event  shall  IFC's  liability  under  Paragraph
9.2.1 above to the Selling Shareholders collectively exceed Twelve Million Dollars ($12,000,000). No claim for indemnification may be made under this Paragraph 9 after the Survival Date.

                  9.3 INDEMNIFICATION BY THE SELLING SHAREHOLDERS.

                    9.3.1 The Selling Shareholders agree, on a several and not on a joint basis, to indemnify and hold IFC harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by IFC resulting from any misrepresentation or breach of their warranties in Paragraph 4, "Representations and Warranties of the Company and the Selling Shareholders," or any breach or nonfulfillment of any agreement or covenant on the part of the Company and the Selling Shareholders contained in this Agreement and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

                    9.3.2  Notwithstanding  the  provisions  of Paragraph  9.3.1 above, IFC shall be entitled to seek indemnification from the Selling Shareholders pursuant to Paragraph 9.3.1 only for the portion of the aggregate of the losses, liabilities, costs and damages (including reasonable attorneys' fees) incurred by IFC which it would be entitled to claim under such Paragraph
9.3.1 that exceeds $25,000. Upon such occurrence, the collective liability of the Selling Shareholders under Paragraph 9.3.1 above to IFC will not exceed Twelve Million Dollars ($12,000,000).

                  9.4 ARBITRATION. If IFC believes that a matter has occurred that entitles it to indemnification under Paragraph 9.3, "Indemnification by the Selling Shareholders," or the Selling Shareholders believe that a matter has occurred that entitles them to indemnification under Paragraph 9.2, "Indemnification by IFC," IFC or the Selling Shareholders, as the case may be (the "Indemnified Party"), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an "Indemnifying Party") describing such matter in reasonable detail. The
Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Phoenix, Arizona to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Paragraph 11.3.

                  9.5 NO FINDERS. IFC represents and warrants to the Company and the Selling Shareholders and the Company and the Selling Shareholders represent and warrant there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except for the fee payable by IFC to Robert Mahlum. IFC agrees to indemnify and hold the Selling Shareholders harmless from any breach of IFC's representation in the previous sentence, and the Selling Shareholders agree to indemnify and hold IFC harmless from any breach of their representation in the previous sentence.

                  9.6 THIRD PERSON CLAIM PROCEDURES. If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten
(10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

                  9.7 LIMITATION OF REMEDIES. The parties understand that all disputed claims for Indemnification pursuant hereto shall be submitted to arbitration in accordance with Paragraph 9.4, "Arbitration."

                  9.8 INDEMNIFICATION LIMITS. The indemnification rights and obligations of the parties shall cease with respect to any matter as to which notice has not been given to the Indemnifying Party prior to the Survival Date. The maximum amount for which IFC or the Selling Shareholders as a group shall be liable is Twelve Million Dollars ($12,000,000).

         10.  TERMINATION.

                  10.1 TERMINATION EVENTS. This Agreement may be terminated and abandoned, by notice given in the manner hereinafter provided:

                    10.1.1 By IFC, if without the fault of IFC, all of the conditions set forth in Paragraph 7, "Conditions Precedent to the Obligations of IFC," shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by IFC on or before such dates, as the case may be.

                    10.1.2 By the Company or the Selling Shareholders, if without their fault all of the conditions set forth in Paragraph 8, "Conditions Precedent to the Obligations of the Company and the Selling Shareholders," shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by the Company and the Selling Shareholders on or before such date.

                  10.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Paragraph 10.1, "Termination Events," this Agreement shall forthwith become void and, except as set forth in sections 6.2, 11.1 and 11.2, there shall be no liability or continuing obligations on the part of the parties hereunder.

         11.  EXPENSES AND TRANSFER TAXES.

                  11.1 IFC shall be solely responsible for paying its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of the other parties.

                  11.2 The Company and the Selling Shareholders shall be solely responsible for paying their own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement. The Company and the Selling Shareholders shall have no obligation to reimburse the expenses or costs of IFC.

                  11.3 In the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50% of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party's request for such an equitable remedy.

         12.  [INTENTIONALLY OMITTED]

         13. COMPANY BOARD OF DIRECTORS. On the Closing Date, the Board of Directors and officers of the Company shall consist of such persons as IFC shall select.

         14.  [INTENTIONALLY OMITTED]

         15.  MISCELLANEOUS.

                  15.1 BINDING AGREEMENT. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

                  15.2 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

                  15.3 ENTIRE AGREEMENT. This Agreement and its exhibits and schedules together with the letter dated August 13, 1998 from Doug Kimball to the Selling Shareholders constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

                  15.4 MODIFICATION. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

                  15.5 NOTICES. All notices, requests, demands and other communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid:

                        If to the Company:

                        Diversitec, Inc.
                        14321 Sommerville Court, Suite 102
                        Midlothian, Virginia 23113
                        Attn: Joseph P. Kealy

                        If to the Selling Shareholders:

                        Commercial Business Systems, Inc.
                        14321 Sommerville Court
                        Midlothian, Virginia 23113
                        Attn:    Steve R. Shapiro

                        With copy to:

                        Charles Wm. McIntyre, Jr., Esq.
                        McGuire, Woods, Battle & Boothe LLP
                        One James Center
                        901 East Cary Street
                        Richmond, Virginia 23219

                        If to IFC:

                        International FiberCom, Inc.
                        3615 South 28th Street
                        Phoenix, Arizona 85040
                        Attn: Joseph P. Kealy

                        With a copy to:

                        Christian J. Hoffmann, III, Esq.
                        Streich Lang, P.A.
                        Renaissance One
                        Two N. Central Avenue
                        Phoenix, Arizona 85004-2391

or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

                  15.6 CHOICE OF LAW. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Arizona.

                  15.7 SEVERABILITY. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

                  15.8 OTHER DOCUMENTS. The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

                  15.9 HEADINGS AND THE USE OF PRONOUNS. The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

                  15.10 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  15.11 NO WAIVER AND REMEDIES. No failure or delay on a party's part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall, where ever possible, be cumulative with all other remedies in law or equity.

                  15.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15.13 FURTHER ASSURANCES. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

                  15.14 RULES OF CONSTRUCTION. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party have been represented by counsel in the drafting and negotiation of this Agreement.

                  15.15 THIRD PARTY BENEFICIARIES. Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.


                 [This portion of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement on September 18, 1998, to be effective as of the day and year first above written.

COMPANY:                                        IFC:

DIVERSITEC, INC., a Virginia Corporation        INTERNATIONAL FIBERCOM, INC., an
                                                Arizona corporation



/s/ Steve R. Shapiro                            /s/ Joseph P. Kealy
- --------------------------------                --------------------------------
By Steve R. Shapiro                             By Joseph P. Kealy
Its Treasurer                                   Its Chairman of the Board and
                                                President

SELLING SHAREHOLDERS:


/s/ Thomas Clayton
- --------------------------------
THOMAS CLAYTON


/s/ Steve R. Shapiro
- --------------------------------
STEVE R. SHAPIRO